UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2007

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Montgomery Street, 36th Floor

San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, our board of directors approved the amendment and restatement of our Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan, or the Director Plan. The amendment modified the vesting terms for grants of restricted stock, options and share appreciation rights under the Director Plan. As amended, grants of restricted stock under the Director Plan will become fully vested one year after grant, subject to accelerated vesting as provided in the Director Plan, and grants of options and share appreciation rights under the Director Plan will vest as to 1/12 of the shares subject to such options or share appreciation rights on each monthly anniversary beginning on the grant date, subject in each case to accelerated vesting as provided in the Director Plan. A copy of our Fourth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2007, our board of directors approved the amendment and restatement of our amended and restated bylaws. The amendment eliminated the requirement that a director must be less than 70 years old at the time of election. A copy of our second amended and restated bylaws are filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of BRE Properties, Inc.

10.1	Fourth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan of BRE Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ KERRY FANWICK
KERRY FANWICK
Senior Vice President, General Counsel and Secretary

Date: May 23, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of BRE Properties, Inc.

10.1	Fourth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan of BRE Properties, Inc.